EXHIBIT 99.6


                               [GRAPHIC OMITTED]


NEWS
FOR IMMEDIATE RELEASE                          From MasTec, Inc.
JULY 24, 1998                                  3155 N.W. 77th Avenue, Suite 135
                                               Miami, Florida 33122-1205
                                               Tel :    (305) 406-1839
                                               Fax :    (305) 406-1908
                                               For more information contact:
                                               Sarah Artecona
                                               Sartecona@mastec.com

                 MASTEC ANNOUNCES STOCK PURCHASES BY MAS FAMILY

MIAMI, FL.- MasTec, Inc. (NYSE: MTZ) announced today that Jorge Mas, Chairman of the Board, President and Chief Executive Officer of the Company, and his brothers, Juan Carlos Mas and Jose Mas, purchased a partnership holding 7.9 million shares of MasTec common stock from a trust established under the will of the late Jorge L. Mas Canosa. After the transaction, partnerships controlled by Jorge Mas and his brothers, Juan Carlos and Jose Ramon, will own 14,962,591 shares of MasTec common stock, and together they will own and control, directly or indirectly, 54% of the outstanding common stock.

"These purchases reflect our continued confidence in the Company's future growth and profitability," said Jorge Mas.

Opening the Lines of Communication worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout North America, Central America, South America, the Caribbean and Spain. For more information on MasTec, please visit our Web Page at www.mastec.com.

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING, SUCH AS STATEMENTS REGARDING THE COMPANY'S FUTURE GROWTH AND PROFITABILITY. THESE FORWARD LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS IN THE FUTURE TO DIFFER SIGNIFICANTLY FROM RESULTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S RELATIONSHIP WITH KEY CUSTOMERS, IMPLEMENTATION OF THE COMPANY'S GROWTH STRATEGY, AND SEASONALITY. THESE AND OTHER RISKS ARE DETAILED IN THIS PRESS RELEASE AND IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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